UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2012 (April 20, 2012)

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

On April 23, 2012, QR Energy LP (the “Partnership”) filed a Current Report on Form 8-K (the “Initial 8-K”) in connection with its completion of an acquisition on April 20, 2012 from Prize Petroleum, LLC and Prize Pipeline, LLC of predominantly low decline, long life oil properties (the “Prize Properties”), primarily located in the Ark-La-Tex area, for $226 million in cash after customary purchase price adjustments.

The Initial 8-K stated that the required financial statements and pro forma financial information related to the acquisition of the Prize Properties would be filed by an amendment to the Initial 8-K. This amendment on Form 8-K/A amends and supplements the Initial 8-K to include financial statements and pro forma financial information as described in Items 9.01(a) and 9.01(b). No other amendments are being made to the Initial 8-K.

(a) Financial Statements of the Businesses Acquired.

The audited statement of revenue and direct operating expenses for the Prize Properties for the year ended December 31, 2011 and the unaudited statements of revenue and direct operating expenses for the Prize Properties for the three months ended March 31, 2012 and 2011, and the related notes thereto, are attached hereto as Exhibit 99.1.

(b) Pro forma financial information.

The unaudited pro forma combined balance sheet of the Partnership as of March 31, 2012 and the unaudited pro forma combined statements of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011 and the related notes, showing the pro forma effects of the acquisition of the Prize Properties, are attached hereto as Exhibit 99.2.

(d)	Exhibits.

Exhibit No.	Exhibit Description

23.1	Consent of KPMG

99.1	Unaudited statement of revenue and direct operating expense for the Prize Properties for the three months ended March 31, 2011 and 2012, and the audited statement of revenue and direct operating expenses for the year ended December 31, 2011, and the related notes thereto.

99.2	Unaudited pro forma combined balance sheet of the Partnership as of March 31, 2012 and the unaudited pro forma combined statements of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden

Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: June 29, 2012